UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 22, 2014

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

100 South King Street, Seattle, Washington
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Notes

On August 22, 2014, the Company’s wholly owned subsidiary Archer USA Inc. entered into a Loan Agreement (the “Loan Agreement”) with, and issued a promissory note (the “Note”) to, Hope Street Advisers, LLC, a Delaware limited liability company, as agent for James L. Liang, Bruce Anderson, Derace Schaffer and Robert Kaufman (collectively, the “Lenders”) in the aggregate principal amount of up to $700,000.

The Note was issued in connection with loans made to Archer USA Inc. by the Lenders pursuant to the Loan Agreement. The Note matures on the earlier of (a) the disposition of the Marketing Assets (as defined in the Loan Agreement) or (b) December 31, 2014. The Note requires the Company to pay the original principal amount of the Note plus 8% interest per annum. The Note is secured by a first priority security interest in substantially all the assets of the Archer USA Inc. and a pledge of certain stock. The repayment of the loan is guaranteed by the Company under the terms of the Guaranty and the proceeds of the sale of the Marketing Assets are assigned to the agent for the Lenders for disbursement as set forth in the Assignment in the order of the 2014 Note dated August 22, 2014, Note Purchase and Security Agreements dated July 30, 2012 and by the Several Note Purchase and Security Agreements dated June, 2013.

Strategic Options

The Company is evaluating strategic options, including the divestiture of certain assets and or subsidiaries. On August 22, 2014, the Company entered into an incentive agreement with Chris Wayman and Srinivas Kandikattu, members of the Company’s management team. The agreement provides for payments based on consideration received in conjunction with any disposition of Archer USA Inc.’s Marketing Services Business. The Company had previously entered into an incentive agreement, effective July 28, 2014, with Ross Venter and Andrew Geach, members of the Archer Mobile SA Ltd. management team. The agreement provides for payments based on consideration received in conjunction with any divestiture of Archer Mobile SA Ltd.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Item 1.01 is incorporated by reference to this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: September 4, 2014	By:	/s/ Matthew Harris
Matthew Harris
Chief Executive Officer